Exhibit (m)(3)(A)(i)

SCHEDULE A

with respect to the

SIXTH AMENDED AND RESTATED SHAREHOLDER SERVICE PLAN

for
VOYA INVESTORS TRUST
Series	Class
	Service	Service 2
Voya Government Liquid Assets Portfolio	0.25%	0.25%
Voya High Yield Portfolio	0.25%	0.25%
Voya Large Cap Growth Portfolio	0.25%	0.25%
Voya Limited Maturity Bond Portfolio	0.25%	N/A
Voya U.S. Stock Index Portfolio	0.25%	0.25%
VY® Columbia Real Estate Portfolio (formerly, VY® CBRE	0.25%	0.25%
Real Estate Portfolio)
VY® Invesco Growth and Income Portfolio	0.25%	0.25%
VY® JPMorgan Emerging Markets Equity Portfolio	0.25%	0.25%
VY® JPMorgan Small Cap Core Equity Portfolio	0.25%	0.25%
VY® Morgan Stanley Global Franchise Portfolio	0.25%	0.25%
VY® T. Rowe Price Capital Appreciation Portfolio	0.25%	0.25%
	Class R3	Class A
Voya Balanced Income Fund (formerly, Voya Balanced Income	0.25%	0.15%
Portfolio)
Voya Inflation Protected Bond Plus Fund (formerly, Voya	N/A	0.15%
Inflation Protected Bond Plus Portfolio) (formerly, VY®
BlackRock Inflation Protected Bond Portfolio)

Last updated: July 17, 2026

SCHEDULE B

TO THE SHAREHOLDER SERVICE PLAN RELATING

TO VOYA INVESTORS TRUST

The types of shareholder services which may be compensated pursuant to the Plan include, but are not necessarily limited to, the following:

1.Teleservicing support in connection with existing investments in the Series;

2.Delivery and responding to inquiries respecting Trust prospectuses, reports, notices, proxies and proxy statements and other information respecting the Series;

3.Facilitation of the tabulation of variable contract owners’ votes in the event of a meeting of Trust shareholders;

4.The conveyance of information relating to shares purchased and redeemed and share balances to the Trust, its transfer agent, or the Shareholder Service Provider as may be reasonably requested;

5.Provision of support services including providing information about the Trust and its Series and answering questions respecting the Trust and its Series, including questions respecting variable contract owners’ interest in one or more Series; and

6.Provision of other services as may be agreed to from time to time.

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